U.S. SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            NAPOLI ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Colorado                                    912015608
(State or other jurisdiction of             (IRS Employer Identification Number)
 Incorporation or Organization)

         35, Vlaicu Pircalab str.
        Chisinau, Rep. of Moldova                     Not Applicable
(Address of Principal Executive Offices)                 (Zip Code)

                               (011) 373 2223042)

                        Consulting Agreement Between the
                            Company and Dwight Lewis
                            (Full title of the plans)

NAPOLI ENTEPRISES, INC. (THE "COMPANY") FILES THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-8 FILED BY THE COMPANY WITH THE COMMISSION ON AUGUST 4, 2003 (THE "REGISTRATION STATEMENT"), TO WITHDRAW FROM REGISTRATION ALL SHARES OF COMMON STOCK (THE "COMMON STOCK") COVERED BY THE REGISTRATION STATEMENT ALL OF WHICH SHARES REMAIN UNISSUED UNDER THE DWIGHT LEWIS CONSULTING CONTRACT. THE COMPANY HEREBY AMENDS THE REGISTRATION STATEMENT TO WITHDRAW FROM REGISTRATION ALL SUCH UNISSUED SHARES OF COMMON STOCK.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized on this 14th of August, 2003.


                          By: /s/ Greg Sonic, President
                             --------------------------
                              Greg Sonic, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Greg Sonic
--------------------------                       August 14, 2003
Name: Greg Sonic